UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2019 (January 31, 2019)

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	001-38113	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code) 1411 Harney St., Suite 200 Omaha, Nebraska 68102
(857) 256-0079
(Former name or address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.08                    SHAREHOLDER DIRECTOR NOMINATIONS

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

ITEM 8.01                    OTHER ITEMS

(a)     Annual Meeting to be Held on June 8, 2019. On January 31, 2019, the Board of Directors of Boston Omaha Corporation (“the Company”) established June 8, 2019 as the date of the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”). This date represents a change of more than 30 calendar days from the date of the previous year’s meeting. The exact time and location of the 2019 Annual Meeting, which is expected to be held in Boston, Massachusetts, will be specified in the Company’s proxy statement for the 2019 Annual Meeting.

Pursuant to the Company’s Amended and Restated Bylaws, written notice from a stockholder interested in nominating a candidate for election as a director of the Company at the 2019 Annual Meeting or bringing other business before the 2019 Annual Meeting must be delivered to or mailed and received at the principal executive offices of the Company, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, by no later than the close of business on Friday, February 15, 2019. This notice must include all of the information required by the Company’s Amended and Restated Bylaws.

In addition, on February 5, 2019, the Company issued a press release entitled “Boston Omaha Corporation’s 2019 Annual Shareholder Meeting Scheduled for June 8th in Boston, MA” The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The press release was also simultaneously filed on the Company’s website.

(b)     Transfer of Shares by Boulderado Capital and Boulderado BOC I. On February 6, 2019, Boulderado Partners, LLC (“BP”), Boulderado Capital, LLC (“BC”), Boulderado Group, LLC (“BG”), and Alex B. Rozek, the Company’s Co-Chief Executive Officer, filed a Schedule 13D/A with the Securities and Exchange Commission with respect to shares of Class A common stock of the Company (the “Class A common stock”) owned directly by BP and a trust of which Mr. Rozek is the trustee and over which he has voting power.

The Schedule 13D/A states that BP has returned all outside capital and is continuing operations to manage family investments only.  As a result:

(1)	BP has distributed 485,169 shares of Class A common stock to its limited partners; and

(2)

Boulderado BOC, LP (“BBOC”) has distributed 3,234,020 shares of Class A common stock (representing all shares of Class A common stock held by BBOC) to its limited partners. At the request of one of the BBOC limited partners, 2,896,989 of these shares of Class A common stock were immediately transferred by such investor to Magnolia BOC I, which is managed by The Magnolia Group, LLC, controlled by Adam Peterson, the Company’s Co-Chief Executive Officer. The Magnolia Group, LLC has voting control over all shares held by Magnolia BOC I, including these 2,896,989 transferred shares. An additional 326,895 shares of Class A common stock previously held by BBOC were distributed to BG as the general partner of BBOC and BG immediately contributed such shares to be held by BP on its behalf. As a result of these distributions, BBOC holds no shares of Class A common stock and is no longer deemed a reporting person.

The Schedule 13D/A indicates that the shares of Class A common stock deemed beneficially owned by BP decreased from 1,231,324 to 1,073,050 (including the shares contributed by BG). The number of shares deemed to be beneficially owned by BC, BG and Alex B. Rozek also decreased accordingly.

Magnolia Capital Fund, LP, Magnolia BOC I, LP, Magnolia BOC II, LP, The Magnolia Group, LLC and Adam K. Peterson also filed a Schedule 13D/A with the Securities and Exchange Commission on February 6, 2019 to reflect that their respective ownership has increased as described in the transactions described above.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)                      Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press release, dated February 5, 2019, titled “Boston Omaha Corporation’s 2019 Annual Shareholder Meeting Scheduled for June 8th in Boston, MA”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION
(Registrant)

By:	/s/ Joshua P. Weisenburger
Joshua P. Weisenburger
Chief Financial Officer

Date: February 6, 2019

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